                                                                    EXHIBIT 99.1
DATE:  February 12, 2004

FROM:                                    FOR:
Padilla Speer Beardsley Inc.             DURA Automotive Systems, Inc.
1101 West River Parkway                  2791 Research Drive
Minneapolis, Minnesota 55415             Rochester Hills, Michigan 48309

Marian Briggs (612) 455-1742             David Bovee (248) 299-7500


FOR IMMEDIATE RELEASE


      DURA AUTOMOTIVE REPORTS IMPROVED FOURTH QUARTER AND FULL-YEAR RESULTS

                  o Fourth quarter adjusted income from continuing operations of $9.8 million, or $.52 per share exceeding the company's guidance of $.40 per share

                  o Full-year adjusted income from continuing operations of $33.6 million, or $1.81 per share

                  o   Full-year adjusted net debt reduction of $39.8 million

         ROCHESTER HILLS, Mich., February 12 -- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today reported revenues of $627.2 million for the fourth quarter ended December 31, 2003, up 9 percent compared to $576.5 million recorded in the prior-year period. Including a loss of $2.9 million from discontinued operations and a pretax facility consolidation charge of $11.3 million, net loss for the quarter was $2.9 million, or $0.15 per diluted share, compared to a loss of $90.7 million, or $4.97 per diluted share, in the prior-year quarter. DURA's adjusted income from continuing operations for the quarter, which excludes facility consolidation charges and a loss on the early extinguishment of debt, totaled $9.8 million, or $0.52 per diluted share, compared to the company's previously announced guidance of $0.40 per diluted share.

         "This was an extremely productive and rewarding first year," said Larry Denton, president and chief executive officer of DURA Automotive. "We have made significant progress in implementing our four point strategy. We have laid a solid foundation in 2003 to improve our organic growth and we have made strategic investments in new technologies and product offerings that will help us expand our business portfolio."

         Revenue for the quarter as compared to the prior year was positively impacted by approximately $48.0 million due to the strengthening of foreign currencies versus the U.S. dollar and an additional $34.2 million for the effect of the Creation Group acquisition, which supplies the North American recreation and specialty vehicle markets. As anticipated, based on the company's previously disclosed forecast, revenue and operating income for the quarter were negatively affected by the run-out of the company's conventional window regulator business. Operating income totaled $24.2 million, a 23 percent decrease from $31.5 million in the fourth quarter of 2002.

                                     (more)

         The facility consolidation charge for the quarter relates to the continuation of the previously announced closure and consolidation of the Fulton, Ky., and Mt. Carroll, Ill., facilities. In addition, DURA is continuing to address its capacity utilization challenges in Europe and has recorded charges relating to actions taken at a facility in France and in Spain.

         "We will continue to aggressively execute our strategy to improve our asset utilization rates," Denton said. "This includes taking the necessary consolidation actions in order to enhance DURA's competitive position, grow sales and earnings, and improve shareholder value."

FULL-YEAR RESULTS

         Revenues of $2.38 billion for the year ended 2003 compared to $2.36 billion in 2002. Operating income for the year ended 2003 decreased 26 percent to $127.0 million versus $172.6 million in 2002. Including the full-year impact of the discontinued operations of $2.8 million, facility consolidation charges of $9.3 million and one-time charges associated with the early extinguishment of debt of $2.9 million, net income was $22.3 million, or $1.20 per diluted share, compared to a prior year net loss of $288.7 million, or $14.48 per diluted share. DURA's adjusted income from continuing operations for the year, which excludes severance and facility consolidation charges and the early extinguishment of debt, totaled $33.6 million, or $1.81 per diluted share, compared to the company's previously announced guidance of $1.70 per diluted share. Strong cash flow generation for the year enabled the company to reduce net debt by $39.8 million before adjusting for the investment in the Creation Group and the impact of foreign exchange.

         A conference call to review the fourth-quarter results is scheduled today at 10 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, February 19, 2004, by dialing (303) 590-3000, passcode 567490.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

         DURA Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of seating control systems, engineered assemblies, structural door modules and integrated glass systems for the global automotive industry. The company is also a leading supplier of similar products to the North American recreation and specialty vehicle markets. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer
(OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.


                                     (more)

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" (a non-GAAP financial measure). Adjusted income from continuing operations represents income from continuing operations adjusted for severance charges, facility consolidation and other charges, net and loss on early extinguishment of debt, net. Management believes that adjusted income from continuing operations is useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.



                                     (more)

DURA Automotive Systems, Inc.
February 12, 2004
Page 4


                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                                  Three Months Ended                Twelve Months Ended
                                                                      December 31,                      December 31,
                                                                      ------------                      ------------
                                                                 2003             2002             2003              2002
                                                                 ----             ----             ----              ----
Revenues                                                    $   627,161       $   576,542       $ 2,380,794       $ 2,360,323
Cost of sales                                                   551,395           498,450         2,089,243         2,035,021
                                                            -----------       -----------       -----------       -----------
   Gross profit                                                  75,766            78,092           291,551           325,302

Selling, general and administrative expenses                     40,130            33,021           154,935           135,571
Facility consolidation and other charges                         11,268            13,341             9,252            16,121
Amortization expense                                                158               232               370               989
                                                            -----------       -----------       -----------       -----------
   Operating income                                              24,210            31,498           126,994           172,621

Interest expense, net                                            20,294            19,493            81,921            83,908
Loss on early extinguishment of debt                              2,852                 -             2,852             5,520
                                                            -----------       -----------       -----------       -----------

   Income from continuing operations before
      provision for income taxes and minority interest            1,064            12,005            42,221            83,193

Provision for income taxes                                          361            14,592            14,355            37,605

Minority interest - dividends on trust preferred
   securities, net                                                  684               621             2,735             2,486
                                                            -----------       -----------       -----------       -----------

   Income (loss) from continuing operations                          19            (3,208)           25,131            43,102

Loss from discontinued operations, net                           (2,874)          (87,457)           (2,793)         (126,581)
                                                            -----------       -----------       -----------       -----------

   Income (loss) before accounting change                        (2,855)          (90,665)           22,338           (83,479)

Cumulative effect of change in accounting, net                        -                 -                 -          (205,192)
                                                            -----------       -----------       -----------       -----------

   Net income (loss)                                        $    (2,855)      $   (90,665)      $    22,338       $  (288,671)
                                                            ===========       ===========       ===========       ===========

Basic earnings (loss) per share:
    Income (loss) from continuing operations                $         -       $     (0.18)      $      1.37       $      2.39
   Discontinued operations                                        (0.16)            (4.79)            (0.15)            (7.01)
   Cumulative effect of change in accounting                          -                 -                 -            (11.36)
                                                            -----------       -----------       -----------       -----------
      Net income (loss)                                     $     (0.16)      $     (4.97)      $      1.22       $    (15.98)
                                                            ===========       ===========       ===========       ===========
Basic shares outstanding                                         18,369            18,241            18,313            18,062
                                                            ===========       ===========       ===========       ===========

Diluted earnings (loss) per share:
   Income (loss) from continuing operations                 $         -       $     (0.18)      $      1.35       $      2.31
   Discontinued operations                                        (0.15)            (4.79)            (0.15)            (6.41)
   Cumulative effect of change in accounting                          -                 -                 -            (10.38)
                                                            -----------       -----------       -----------       -----------
      Net income (loss)                                     $     (0.15)      $     (4.97)      $      1.20       $    (14.48)
                                                            ===========       ===========       ===========       ===========
Diluted shares outstanding                                       18,768            18,241            18,563            19,759
                                                            ===========       ===========       ===========       ===========

Capital expenditures                                        $    21,456       $    15,435       $    67,673       $    54,312
Depreciation                                                $    21,242       $    15,876       $    77,197       $    68,332

                                     (more)

DURA Automotive Systems, Inc.
February 12, 2004
Page 5




                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                     Three Months Ended           Twelve Months Ended
                                                        December 31,                 December 31,
                                                        ------------                 ------------
                                                     2003          2002           2003          2002
                                                     ----          ----           ----          ----
Income (loss) from continuing operations           $     19      $ (3,208)      $ 25,131      $ 43,102
Facility consolidation and other charges, net         7,938        11,575          3,681        13,243
Cost of sales - severance cost, net                       -             -          2,884             -
Loss on early extinguishment of debt, net             1,882             -          1,882         3,422
                                                   --------      --------       --------      --------
   Adjusted income from continuing operations      $  9,839      $  8,367       $ 33,578      $ 59,767
                                                   ========      ========       ========      ========


Basic earnings per share:
   Adjusted income from continuing operations      $   0.54      $   0.46       $   1.83      $   3.31
                                                   ========      ========       ========      ========
Basic shares outstanding                             18,369        18,241         18,313        18,062
                                                   ========      ========       ========      ========

Diluted earnings per share:
   Adjusted income from continuing operations      $   0.52      $   0.46       $   1.81      $   3.15
                                                   ========      ========       ========      ========
Diluted shares outstanding                           18,768        19,674         18,563        19,759
                                                   ========      ========       ========      ========


                                     (more)

DURA Automotive Systems, Inc.
February 12, 2004
Page 6


                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                              December 31,     December 31,
                                ASSETS                          2003               2002
                                                                ----               ----
Current assets:
Cash and cash equivalents                                    $   181,268       $   143,237
Accounts receivable, net                                         274,345           245,615
Inventories                                                      127,957           114,573
Current portion of derivative instruments                          6,629 (a)        15,825 (a)
Other current assets                                              95,045           103,875
Current assets of discontinued operations                              -            32,041
                                                             -----------       -----------
Total current assets                                             685,244           655,166
                                                             -----------       -----------

Property, plant and equipment, net                               488,363           444,479
Goodwill, net                                                    859,022           774,983
Noncurrent portion of derivative instruments                      12,844 (a)        14,698 (a)
Deferred income taxes and other assets, net                       69,959            47,607
                                                             -----------       -----------
                                                             $ 2,115,432       $ 1,936,933
                                                             ===========       ===========
               Liabilities and Stockholders' Investment

Current liabilities:
Accounts payable                                             $   243,995       $   216,045
Accrued liabilities                                              187,501           193,973
Current maturities of long-term debt                               5,738             7,154
Current liabilities of discontinued operations                         -            25,931
                                                             -----------       -----------
Total current liabilities                                        437,234           443,103
                                                             -----------       -----------

Long-term debt, net of current maturities                        159,121           162,422
Senior notes                                                     400,000           350,000
Subordinated notes                                               578,505           556,632
Mandatorily redeemable convertible trust
   preferred securities                                                             55,250
Senior notes - derivative instrument adjustment                   19,473 (a)        30,523 (a)
Other noncurrent liabilities                                     135,262           134,201

Mandatorily redeemable convertible trust
   preferred securities                                           55,250

Stockholders' investment:
Common stock - Class A                                               168               165
Common stock - Class B                                                16                17
Additional paid-in capital                                       349,220           347,065
Treasury stock                                                    (2,452)           (1,974)
Retained deficit                                                (105,065)         (127,403)
Accumulated other comprehensive income (loss)                     88,700           (13,068)
                                                             -----------       -----------
Total stockholders' investment                                   330,587           204,802
                                                             -----------       -----------
                                                             $ 2,115,432       $ 1,936,933
                                                             ===========       ===========


(a) As required by SFAS 133, reflects fair value of interest rate swap contracts entered into in connection with the April 2002 and November 2003 Senior Notes offerings.


                                     # # #